                              AMENDMENT OF LEASE
                              ------------------

     THIS AMENDMENT, made this 8th day of September, 1995, by and between ROBERT
A. WATERS of Weston, Massachusetts, as he is TRUSTEE of WATERS WAYLAND REALTY TRUST under Declaration of Trust dated January 1, 1994, duly recorded in Middlesex (South District) Registry of Deeds in Book 24358 Page 298, as successor in interest to Robert A. Waters, Individually, hereinafter referred to as LESSOR, of the one part, and CANDELA LASER CORPORATION, a Massachusetts corporation having its principal place of business in Wayland, Massachusetts, hereinafter referred to as LESSEE, of the other part.

     REFERENCE is hereby made to a certain lease of a building known as and numbered 530 Boston Post Road in the Town of Wayland, County of Middlesex and Commonwealth of Massachusetts, together with all rights appurtenant thereto, which lease is dated February 22, 1993, by and between said Robert A. Waters, Individually, as Lessor, and said Candela Laser Corporation, as LESSEE, hereinafter referred to as the "Lease."

                                  WITNESSETH

     NOW, THEREFORE, in consideration of One Dollar and the promises hereinafter set forth to be performed and observed by each of the parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each the parties, the parties do hereby covenant and agree that said Lease shall be, and it hereby is, amended as follows:

1.   Paragraph 3 of said Lease is amended by adding thereto the following:

     "The term of this Lease is hereby extended for a period of two (2) years, commencing on April 1, 1996 and expiring at midnight on March 31, 1998."

2. Paragraph 4 of said Lease is amended by adding at the end thereof, the following:

     "ADDITIONAL RENT: Commencing on October 1, 1995 and continuing thereafter during the balance of the original term and during all of the extended term of this Lease, LESSEE shall pay to LESSOR as additional rent, for each tax year of the term (and a proportionate share for any portion of a tax year so included in the term) an amount equal to the real estate taxes assessed against the entire Demised Premises. The amount payable hereunder shall be payable by LESSEE to LESSOR within thirty days after receipt of an invoice for same from LESSOR which invoice shall be accompanied by a copy of the tax bill upon which such additional rent is based, and a calculation of the amount owed by LESSEE. If any mortgagee holding a first mortgage on the Demised Premises shall require monthly payments of estimated real estate taxes in advance, then in such event LESSEE shall pay such monthly amount directly to LESSOR together with the monthly rent provided for above."

3. Except as herein specifically modified and amended, said Lease is hereby ratified and confirmed in all respects, and shall continue in full force and effect.

4.   LESSEE agrees to install 2 handicapped bathrooms (male/female).

     IN WITNESS WHEREOF, the parties hereunto set their hands and seals, intending this Amendment to take effect under seal, as of the date first set forth above.

                                       LESSOR:
                                       /s/ Robert A. Waters
                                       --------------------------------------
                                       Robert A. Waters, as Trustee

                                       LESSEE:

                                       CANDELA LASER CORPORATION

                                       By: /s/ Gerard E. Puorro
                                           ----------------------------------
                                           President and Chief Executive


                                       2